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                              $

                     ADVANTA AUTO FINANCE CORPORATION 199 -

            % Automobile Receivables Backed Certificates, Series 199

                             UNDERWRITING AGREEMENT

                                                                           , 199

[NAME AND ADDRESS OF UNDERWRITER]

Dear Sirs:

                  1. Introduction. Advanta Auto Finance Corporation 199 - , a
Nevada corporation ("Advanta"), has authorized the issuance and sale of      %
Automobile Receivables Backed Certificates, Series 199 - (the "Certificates"), evidencing interests in a trust (the "Trust") consisting of a combination of retail installment sales contracts (the "Receivables") secured by new and used automobiles and light duty trucks (the "Vehicles") financed thereby, amounts due
or received thereunder on or after           , 199 , (the "Cut-Off Date"), and
security interests in the Vehicles financed thereby. The Certificates will be
issued under a Pooling and Servicing Agreement dated as of           , 199 (the
"Pooling Agreement") between                                         , as
seller,           , as issuer, Advanta Auto Finance Corporation, in its
individual capacity,                as Back-up Servicer and                  ,
as trustee (the "Trustee").

                  The Certificates will evidence fractional undivided interests in the Trust. [The Trustee, on behalf of the holders of the Certificates (the "Certificateholders"), will have the benefit of a cash collateral account (the "Cash Collateral Account")]. The Certificates will be issued in an aggregate
principal amount of $                , which is equal to the original pool
balance of the Receivables, exclusive of accrued interest, as of the opening of business on the Cut-Off Date. The forms of the Pooling Agreement and the Cash Collateral Trust Agreement (as such term is hereinafter defined) have been timely filed as exhibits to the Registration Statement (as such term is hereinafter defined). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling Agreement.

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                  The Trustee,                , as cash collateral trustee (the
"Cash Collateral Trustee"),                , and a financial institution as cash
collateral depositor (the "Cash Collateral Depositor"), will enter into a cash
collateral trust agreement to be dated as of                , 199 (the "Cash
Collateral Trust Agreement") pursuant to which the Cash Collateral Account will be established for the benefit of the Trustee and the Cash Collateral Depositor,
as secured parties. In addition,                , the Cash Collateral Trustee,
the lenders named therein and the Cash Collateral Depositor will enter into a loan agreement to be dated as of the Closing Date (the "Loan Agreement"), pursuant to which the Cash Collateral Depositor and the Bank will deposit the Initial Cash Collateral Amount (as defined in the Cash Collateral Trust Agreement) into the Cash Collateral
Account.

                  Advanta hereby agrees with the Underwriter named in Schedule 1 hereto (the "Underwriter") as follows:

                  2. Representations and Warranties of Advanta. Advanta represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A Registration Statement on Form S-3 (No. 33-        )
relating to the Certificates, including a form of Prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and either (i) has been declared effective under the Act of 1933 (the "Act") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If Advanta does not propose to amend such Registration Statement or if any post-effective amendment to such Registration Statement has been filed with the Commission prior to the execution and delivery of this Agreement, such Registration Statement or such post-effective amendment, as the case may be, has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (i) if Advanta has advised the Underwriter that it does not propose to amend such Registration Statement, the date and time as of which such Registration Statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (ii) if Advanta has advised the Underwriter that it proposes to file an amendment or post-effective amendment to such Registration Statement, the date and time as of which such Registration Statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such Registration Statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information, if any, deemed to be a part of such Registration

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Statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is referred to herein as the "Registration Statement", and the form of prospectus relating to the Certificates, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act or, if no such filing is required, as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus".

                  (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed, and on the date of this Agreement the Registration Statement conforms, in all material respects with the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Prospectus conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b)

and at the Closing Date, the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and the Prospectus does not include and does not omit, and will not include, any untrue statement of a material fact, and does not omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and (i) the Registration Statement will not include any untrue statement of a material fact or will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus will not include an untrue statement of a material fact or will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to Advanta by the Underwriter specifically for use therein, it being understood the only such information is that described as such in Section 8(b). The conditions to the use by Advanta of a Registration Statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents which are required to be filed as exhibits to the Registration Statement pursuant to the Act or

                                       3

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the Rules and Regulations which have not been so filed on or prior to the
Effective Date.

                  (c) Since the respective dates as of which information is given in the Prospectus, or the Prospectus as amended and supplemented, there has not been any material adverse change in the general affairs, management, or results of operations of Advanta or of its subsidiaries otherwise than as set forth or contemplated in the Prospectus or the Prospectus as amended and supplemented, nor has there been any adverse change in the general affairs, management, or results of operations of any other affiliate of Advanta which could have a material adverse effect on the general affairs, management or results of operations of Advanta or its subsidiaries, otherwise than as set forth or contemplated in the Prospectus or the Prospectus as amended and supplemented.

                  (d) Advanta is a corporation duly organized and validly existing under the laws of the State of Nevada, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, the Pooling Agreement, the Cash Collateral Trust Agreement, and the Loan Agreement, and to cause the Certificates to be issued. Advanta has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations. Advanta is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

                  (e) (i) There are no legal, governmental or regulatory proceedings pending to which Advanta is a party or to which any of its property is the subject, which, if determined adversely to Advanta, would individually or in the aggregate have a material adverse effect on the performance by Advanta of this Agreement, the Pooling Agreement, the Loan Agreement or the Cash Collateral Trust Agreement or the consummation of the transactions contemplated hereunder or thereunder and (ii) to the best of its knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others.

                  (f) This Agreement has been duly authorized and validly executed and delivered by Advanta and constitutes a valid and binding agreement of Advanta, enforceable against Advanta in accordance with its terms, except to the extent that (i) the enforceability hereof may be subject to insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in

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effect, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) rights to indemnification and contribution under this Agreement may be limited by state or federal securities laws or the policies underlying such laws.

                  (g) The Pooling Agreement, the Loan Agreement and the Cash Collateral Trust Agreement have been duly authorized by Advanta and, when executed and delivered by Advanta and assuming the due authorization, execution and delivery of the Pooling Agreement, the Loan Agreement and the Cash Collateral Trust Agreement by the other parties thereto, will constitute valid and binding obligations of Advanta enforceable against Advanta in accordance with their respective terms, except to the extent that (i) the enforceability thereof may be subject to insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (h) The issuance and delivery of the Certificates, the consummation of any other of the transactions contemplated herein, in the Pooling Agreement, the Loan Agreement, or in the Cash Collateral Trust Agreement, or the fulfillment of the terms of this Agreement, the Pooling Agreement, the Loan Agreement or the Cash Collateral Trust Agreement, do not and will not conflict with or violate any term or provision of the Certificate of Incorporation By-Laws of Advanta, any statute, order or regulation applicable to Advanta of any court, regulatory body, administrative agency or governmental body having jurisdiction over Advanta and do not and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Advanta pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Advanta is a party or by which Advanta may be bound or to which any of the property or assets of Advanta may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to Advanta or materially adverse to the transactions contemplated by this Agreement.

                  (i) is an independent public accountant with respect to Advanta as required by the Act and the Rules and Regulations.

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                  (j) The direction by Advanta to the Trustee to execute,
countersign, issue and deliver the Certificates has been duly authorized by Advanta, and, assuming the Trustee has been duly authorized to do so, when executed, countersigned, issued and delivered by the Trustee in accordance with the Pooling Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Pooling Agreement.

                  (k) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance and sale of the Certificates, or the consummation by Advanta of the other transactions contemplated by this Agreement, the Pooling Agreement, the Loan Agreement or the Cash Collateral Trust Agreement, except the registration under the Act of the Certificates and such consents, approvals, authorizations, registrations or quali- fications as may have been obtained or effected or as may be required under securities or Blue Sky laws in connection with the purchase and distribution of the Certificates by the Underwriter.

                  (l) Advanta possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus and Advanta has not received notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations, financial condition or income.

                  (m) At the time of execution and delivery of the Pooling Agreement, Advanta (i) will not have assigned to any person any of its right, title or interest in the Receivables or in the Pooling Agreement or the Certificates and (ii) will have the power and authority to sell the Receivables to the Trustee and to sell the Certificates to the Underwriter, and upon execution and delivery of the Pooling Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of Advanta's right, title and interest in and to the Receivables, and upon delivery to the Underwriter of the Certificates the Underwriter will have good and marketable title to the Certificates.


                  (n) As of the Cut-Off Date, the Receivables will meet the eligibility criteria described in the Prospectus.

                  (o) The Trust created by the Pooling Agreement is


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not, and immediately following the issuance and sale of the Certificates will not be, required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), as in effect on the date hereof.

                  (p) Advanta has authorized the conveyance of the Receivables to the Trust, and Advanta has authorized the Trust to issue the Certificates.

                  (q) Each of the Certificates, the Pooling Agreement and the Cash Collateral Account conforms in all material respects to the descriptions thereof contained in the Prospectus.

                  (r) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling Agreement, the Cash Collateral Trust Agreement, the Loan Agreement, the Cash Collateral Account and the Certificates that are required to be paid by Advanta at or prior to the Closing Date have been paid or will be paid at or prior to the Closing Date.

                  (s) Advanta will not apply the proceeds of the sale of the Certificates pursuant to this Agreement to purchase securities (which term does not include the Receivables) within the meaning of Regulation T promulgated by the Federal Reserve Board.

                  (t) As of the Closing Date, the representations and warranties of Advanta in the Pooling Agreement will be true and correct.

                  Any certificate signed by an officer of Advanta and delivered to the Underwriter or the Underwriter's counsel in connection with an offering of the Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 2 are made.

                  3. Purchase, Sale, Delivery and Payments. The Underwriter's commitment to purchase the Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. Advanta agrees to instruct the Trustee to issue and agrees to sell to the Underwriter, and the Underwriter, severally and not jointly, agree, to purchase from Advanta at the purchase price for the Certificates set forth opposite the names of the Underwriter on Schedule 1 hereto, the respective principal amount of Certificates set forth on Schedule 1 hereto. Payment of the purchase price


                                       7

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for, and delivery of, any Certificates to be purchased by the Underwriter shall be made at the office of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, or at such other place as shall be agreed upon by the
Underwriter and Advanta, at 10:00 a.m. New York City time on              ,
199 (the "Closing Date"), or at such other time or date or time as shall be agreed upon in writing by the Underwriter and Advanta. On the Closing Date, payment shall be made to Advanta by wire transfer of same day funds payable to the account of Advanta against delivery to the Trustee as custodian for The Depository Trust Company ("DTC") of the Certificates in the form of one or more global securities in definitive form (the "Global Certificates") and registered in the name of Cede & Co., as nominee for DTC. The Global Certificates will be made available for checking at Dewey Ballantine at least 24 hours prior to the Closing Date.

                  4. Offering by Underwriters. It is understood that the Underwriter propose to offer the Certificates for sale to the public (which may include selected dealers) as set forth in the Prospectus.

                  5. Covenants of Advanta. Advanta covenants with the Underwriter as follows:

                  (a) To prepare a Prospectus setting forth any price related information previously omitted from the effective Registration Statement pursuant to Rule 430A under the Act within the time period prescribed by Rule 430A, and to transmit such Prospectus to the Commission for filing pursuant to Rule 424(b) under the Act within the prescribed time period, and prior to the Closing Date to provide evidence satisfactory to the Underwriter of such timely filing, or to prepare and timely file a post-effective amendment to the Registration Statement providing such information, which post-effective amendment shall have been declared effective in accordance with the requirements of Rule 430A under the Act and to provide evidence satisfactory to the Underwriter of the effectiveness thereof.

                  (b) If at any time when the Prospectus as amended or supplemented is required by the Act to be delivered in connection with sales of the Certificates by the Underwriter, any event shall occur or condition exist as a result of which it is necessary, in the opinion of the Underwriter's counsel or counsel for Advanta, further to amend or supplement the Prospectus as then amended or supplemented in order that the Prospectus as amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of any such counsel, at any such

                                       8

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time to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented in order to comply with the requirements of the Act or the Rules and Regulations, or if required by such Rules and Regulations, including Rule 430A thereunder, to file a post-effective amendment to such Registration Statement (including an amended Prospectus), Advanta will promptly notify the Underwriter of such event and will prepare and file with the Commission (subject to the Underwriter's prior review), at its own expense, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two Business Days will furnish to the Underwriter as many copies of the Prospectus, as amended or supplemented, as the Underwriter shall reasonably request. Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

                  (c) Advanta will give the Underwriter reasonable notice of its intention to file any amendment to the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, pursuant to the Act, and will furnish the Underwriter with copies of any such amendment or supplement proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement to which the Underwriter or the Underwriter's counsel shall object.

                  (d) Advanta will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or the Prospectus as amended or supplemented, (iii) of the receipt and contents of any comments from the Commission with respect to the Registration Statement or the Prospectus or the Prospectus as amended or supplemented, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. Advanta will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (e) Advanta will deliver to the Underwriter as many signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by

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reference therein and documents incorporated by reference in the Prospectus), each related preliminary prospectus, and so long as delivery of a Prospectus relating to the Certificates is required to be delivered under the Act in connection with sales by the Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may reasonably request. Advanta will also furnish to the Underwriter copies of any report on Form SR required by Rule 463 under the Act.


                  (f) Advanta will make generally available to holders of the Certificates as soon as practicable, but in any event not later than the Availability Date (as defined below), earning statements of the Trust (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including Rule 158) and covering a period of at least twelve consecutive months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purposes of the preceding sentence, the "Availability Date" means the 45th day after the end of the Trust's fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Trust's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (g) Advanta will endeavor, in cooperation with the Underwriter, to qualify the Certificates for sale and the determination of their eligibility for investment under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Certificates. Advanta will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided.

                  (h) Advanta will not, directly or indirectly, without the Underwriter's prior consent, publicly offer or sell or contract to sell or attempt to offer, sell or dispose of any certificates or other similar securities representing interests in or secured by the Receivables for a period of 30 days following the commencement of the offering of the Certificates to the public.

                  (i) For a period from the date of this agreement until the retirement of the Certificates, Advanta Financial Services, Inc., as Servicer, will deliver to the Underwriter, as soon as practicable, copies of each certificate, report or notice and the annual statements of compliance delivered by Advanta Financial Services, Inc., as Servicer, to the Trustee

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pursuant to Section     of the Pooling Agreement, the annual statement of a
firm of independent public accountants furnished to the Trustee pursuant to
Section     of the Pooling Agreement; and such other information concerning the
Receivables, Advanta Financial Services, Inc. or the Certificates, as the Underwriter may from time to time reasonably request.

                  (j) On or before the Closing Date, Advanta shall furnish or make available to the Underwriter or its counsel such additional documents and information regarding Advanta Financial Services, Inc. and its affairs as the Underwriter may from time to time reasonably request, including any and all documentation reasonably requested in connection with their due diligence efforts regarding information in the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement.


                  (k) So long as any Note is outstanding, Advanta shall furnish to the Underwriter by first-class mail as soon as practicable, all documents (A) distributed, or caused to be distributed, by Advanta to Certificateholders, (B) filed, or caused to be filed, by Advanta with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (C) any order of the Commission under the Exchange Act or pursuant to a "no-action" letter from the staff of the Commission and (D) from time to time, such other information in the possession of Advanta concerning the Trust as the Underwriter may reasonably request.

                  (l) Advanta shall apply the net proceeds from the sale of the Certificates in the manner set forth in the Prospectus.

                  (m) If, between the date hereof or, if earlier, the dates as of which information is given in the Prospectus and the Closing Date, to the knowledge of Advanta there shall have been any material change, or any development involving a prospective material change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of Advanta, Advanta will give prompt written notice thereof to the Underwriter.

                  (n) To the extent, if any, that any rating provided with respect to the Certificates set forth in Section 6(j) hereof is conditional upon the furnishing of documents reasonably available to Advanta or the taking of any other reasonable actions by Advanta, Advanta shall furnish such documents or take any such other actions.

                  6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase

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the Certificates pursuant to this Agreement are subject to the accuracy on and as of the Closing Date of the representations and warranties on the part of Advanta herein contained, to the accuracy of the statements of officers of Advanta made pursuant hereto, to the performance by Advanta of all of its obligations hereunder and to the following conditions at the Closing Date:

                  (a) The Underwriter shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior
to the Effective Time), from                          LLP, in form and substance
satisfactory to the Underwriter and counsel for the Underwriter, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that
(i) they have performed certain specified procedures as a result of which they have determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Trust and Advanta set forth in the Registration Statement and the Prospectus), agrees with the accounting records of the Trust and Advanta, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the computer programs used to select the Receivables and to generate information with respect to the Receivables set forth in the Registration Statement and the Prospectus.

                  For purposes of this subsection (a), if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in such Registration Statement. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection (a).

                  (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Underwriter. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the

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Commission in accordance with the Rules and Regulations and Section 5(a) of this
Agreement.

                  (c) The Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, any price-related information previously omitted from the effective Registration Statement pursuant to Rule 430A under the Act shall have been included in the Prospectus and transmitted to the Commission for filing pursuant to Rule 424 under the Act within the prescribed time period, and Advanta shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment to the Registration Statement providing such information shall have been promptly filed with the Commission and declared effective in accordance with the requirements of Rule 430A under the Act, and prior to the Closing Date, Advanta shall have provided evidence satisfactory to the Underwriter of such effectiveness and there shall not have come to the attention of the Underwriter facts that would cause the Underwriter to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

                  (d) The Underwriter shall have received the favorable opinion,
dated the Closing Date, of                                           , counsel
to Advanta, or other counsel to Advanta, acceptable to the Underwriter and its counsel, addressed to the Underwriter and in form and scope satisfactory to the Underwriter's counsel, to the effect that:

                                  i) Advanta has been duly incorporated and is
         validly existing as a corporation under the laws of the State of Nevada and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus; Advanta has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement, the Pooling Agreement, the Loan Agreement, and the Cash Collateral Trust Agreement and to cause the Certificates to be issued and to consummate the transactions contemplated hereby and thereby.

                                  ii) Advanta has duly authorized and executed
         this Agreement, the Pooling Agreement, the Loan Agreement and the Cash Collateral Trust Agreement and each such agreement constitutes the valid, legal and binding obligation of Advanta enforceable against Advanta in accordance with its terms.

                                  iii) The execution and delivery, and
         performance of the Pooling Agreement, the Cash Collateral Trust Agreement, this Agreement, the transfer of the Receivables to the Trust, the issuance and sale of the Certificates and consummation of any other of the transactions contemplated herein or in the Pooling Agreement do not conflict with or result in a violation of (a) any law or regulation of the United States of America or the State of New York or Delaware, (b) the Certificate of Incorporation or By-laws of Advanta, (c) any order, writ, judgment or decree known to such counsel to which Advanta is a party or is subject, or (d) result in any lien, charge or encumbrance upon any of the properties or assets of Advanta.

                                  iv) The Certificates have been duly authorized
         and, when executed and authenticated in accordance with the terms of the Pooling Agreement and delivered to and paid for by the Underwriter pursuant to this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling Agreement.

                                  v) No consent, approval or authorization of,
         or registration, declaration or filing with, any court or governmental agency or body of the United States of America is required for the issuance of the Certificates and the sale of the Certificates to the Underwriter or the consummation of the other transactions contemplated by this Agreement, the Pooling Agreement, the Loan Agreement, or the Cash Collateral Trust Agreement except for (x) the filing of a Uniform
         Commercial Code financing statement in the State of           with
         respect to the transfer of the Receivables to the Trust, (y) such as have been obtained and made under the Act and (z) such as may be required under state securities laws.

                                  vi) The Registration Statement was declared
         effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been instituted or is pending or contemplated under the Act, and the Registration

         Statement and the Prospectus, and each amendment or supplement thereof, as of their respective effective or issue dates, complies as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that the Registration Statement or any amendment thereto, as of its Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement as of the Closing Date, or the Prospectus, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

                                  vii) The conditions to the use by Advanta of a
         registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents of Advanta which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations thereunder which have not been so filed.

                                  viii) There are no actions, proceedings or
         investigations pending or threatened before any court, administrative agency or other tribunal to which Advanta is a named party or to which its assets are subject (A) asserting the invalidity of the Pooling Agreement, the Loan Agreement, the Cash Collateral Trust Agreement, this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation by Advanta of any of the transactions contemplated by the Pooling Agreement, the Loan Agreement, the Cash Collateral Trust Agreement or this Agreement, (C) that might adversely affect the validity or enforceability of the Pooling Agreement, the Loan Agreement, the Cash Collateral Trust Agreement, this Agreement or the Certificates, or (D) seeking to adversely affect the federal income tax attributes of the Certificates as described in the Prospectus under the heading "Certain Federal Income Tax Consequences."

                                  ix) The Registration Statement at the time it
         became effective, and any amendment thereto at the time such amendment became effective, complied as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations.

                                  x) The Pooling Agreement is not required to be
         qualified under the Trust Indenture Act of 1939, as amended.

                                  xi) The Trust is not required to be registered
         under the 1940 Act, and immediately following the issuance and sale of the Certificates in the manner contemplated by the Pooling Agreement and this Agreement, the Trust will not be required to be so registered.

                                  xii) The Certificates, this Agreement, the
         Pooling Agreement and the Cash Collateral Account conform in all material respects to the respective descriptions thereof in the Registration Statement and the Prospectus.

                                  xiii) The statements in the Prospectus under
         the heading "Certain Legal Aspects of the Receivables," "SUMMARY OF TERMS -- Certain Legal Aspects of the Receivables," "SUMMARY OF TERMS -- Certain Federal Tax Considerations," "Certain Federal Income Tax Consequences," "ERISA Considerations," and "SPECIAL CONSIDERATIONS -- Certain Legal Aspects," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                                  xiv) No filing or other action, except the
         filing of a Uniform Commercial Code financing statement on Form UCC-1
         with the           [State Department of Assessments and Taxation]
         naming Advanta as "debtor" and the Trustee as "secured party," is necessary to perfect the transfer of the Receivables and proceeds (as
         defined in Section 9-306 of the           Uniform Commercial Code)
         thereof against the claims of creditors of, and transferees from, Advanta.

                                  xv) The Receivables constitute "chattel paper"
         as defined in Section 9-105 of the Uniform Commercial Code as in effect
         in the State of           .

                  In addition, such counsel shall state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Underwriter shall have received the favorable opinion of counsel to the Trustee, dated the Closing Date, addressed to the Underwriter and in form and scope satisfactory to the Underwriter's counsel, to the effect that:

                          i) The Trustee has duly authorized, executed and delivered the Pooling Agreement and the Cash Collateral Trust Agreement.

                          ii) The Trustee has been duly organized and is validly
         existing as a                       in good standing under the laws of
                           of                  and has full power and authority
         to execute and deliver the Pooling Agreement and the Cash Collateral Trust Agreement and to perform its obligations thereunder and each such Agreement constitutes the valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

                           iii) The Certificates have been duly executed and countersigned by the Trustee.

                           iv) The execution and delivery by the Trustee of the Pooling Agreement and the Cash Collateral Trust Agreement and the performance by the Trustee of its duties thereunder do not conflict with or result in a violation of (a) any law or regulation of the
         United States of America or the State of           , (b) the charter
         or by-laws of the Trustee, (c) any order, writ, judgment or decree or
         (d) any agreement, instrument, order, writ, judgment or decree known to such counsel to which the Trustee is a party or is subject.

                           v) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof is required for the execution, delivery or performance by the Trustee of the Pooling Agreement and the Cash Collateral Trust Agreement.

                  (f) The Underwriters shall have received the favorable opinion
or opinions, dated the Closing Date, of the Underwriter's counsel,             ,
with respect to the issuance and sale of the Certificates, the Registration

Statement, this Agreement, the Prospectus and such other related matters as the Underwriter may require.


                  (g) The Underwriter shall have received an opinion, dated the Closing Date, of Dewey Ballantine, special counsel to Advanta, addressed to, and satisfactory to, Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's") and the Underwriter's counsel, relating to the sale of the Receivables to the Trustee, and such counsel to Advanta shall have consented to reliance by the Underwriter on such opinion as though such opinion had been addressed to the Underwriter.

                  (h) Advanta shall have furnished to the Underwriter a certificate signed on behalf of Advanta by any two of the chairman of the board, the president, any vice-chairman of the board, any executive vice president, any senior vice president, any vice president, the treasurer, or the controller of the Seller or the Servicer, as appropriate, dated the Closing Date, as to (i) the accuracy of the representations and warranties of Advanta herein and in the Pooling Agreement at and as of the Closing Date, (ii) the performance by Advanta of all of its obligations hereunder to be performed at or prior to the Closing Date and (iii) such other matters as the Underwriter may reasonably request.

                  (i) The Trustee shall have furnished to the Underwriter a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due acceptance of the Pooling Agreement by the Trustee and the due execution and delivery of the Certificates by the Trustee thereunder and such other matters as the Underwriter shall reasonably request.

                  (j) The Certificates shall have been rated "           " by
S&P and "          " by Moody's, and such ratings shall not have been rescinded.

                  (k) The Underwriter shall have received from
                                    , or other independent certified public
accountants acceptable to the Underwriter, a letter, dated as of the date of the Closing Date, delivered at such time in form satisfactory to the Underwriter.

                  (l) Prior to the Closing Date the Underwriter's counsel,
                   , shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Advanta in connection with the issuance and sale of the Certificates as herein contemplated shall be
satisfactory in form and substance to the Underwriter and                    .

                  (m) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of Advanta otherwise than as set forth in the Prospectus, the effect of which is in the Underwriter's judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus or which, in the judgment of the Underwriter, materially impairs the investment quality of the Certificates or the ability of the Servicer to service the Receivables.

                  (n) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of Advanta or its automobile loan business or the Cash Collateral Depositor which, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the completion of the public offering or the sale of and payment for the Certificates or (ii) any downgrading in the rating of any securities of Advanta or the Cash Collateral Depositor by any nationally recognized statistical rating organization (as defined for purposes of Rule 436(g) under the Act) or any public announcement that any such organization has under surveillance or review its rating of any securities of Advanta or the Cash Collateral Depositor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); or (iv) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity, emergency or change in financial markets if, in the Representative's judgment, the effect of any such outbreak, escalation, declaration, calamity, emergency or change makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

                  (o) The Cash Collateral Trust Agreement and the Loan Agreement shall have been duly authorized, executed and delivered by each party thereto; on or prior to the Closing

Date, the Cash Collateral Trustee shall have established the Cash Collateral Account pursuant to the Cash Collateral Trust Agreement and the Cash Collateral Depositor and Advanta shall have deposited the Initial Cash Collateral Amount in the Cash Collateral Account pursuant to the Loan Agreement; and all fees due and payable to the Cash Collateral Depositor as of the Closing Date shall have been paid in full by Advanta on or prior to the Closing Date.

                  (p) The Underwriter shall have received evidence satisfactory to the Underwriter and its counsel that (i) on or before the Closing Date, UCC-1
financing statements have been filed in the offices of the               [State
Department of Assessments and Taxation], reflecting the interest of the Trust in the Receivables and the proceeds thereof and (ii) the Trust will have a first priority perfected security interest in the amounts on deposit from time to time in the Cash Collateral Account.

                  (q) The Underwriter shall have received an opinion from

               counsel for the Cash Collateral Depositor, addressed to the Underwriter, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriter and its counsel, to the effect that:

                          i) the Cash Collateral Depositor is a corporation duly
         organized and validly existing under the laws of           and has the
         corporate power and authority under the laws of           to execute,
         deliver and perform its obligations under the Cash Collateral Trust Agreement and the Loan Agreement through its New York branch (the "Branch"), including the obligation of the Cash Collateral Depositor to deposit the Initial Cash Collateral Amount in the Cash Collateral Account in accordance with the terms of the Loan Agreement;

                          ii) each of the Cash Collateral Trust Agreement and the Loan Agreement have been duly authorized and, when executed and delivered by the Cash Collateral Depositor through the Branch, each as the Cash Collateral Trust Agreement and the Loan Agreement, including the obligation of the Cash Collateral Depositor, acting through the Branch, to deposit the Initial Cash Collateral Amount in the Cash Collateral Account in accordance with the terms of the Loan Agreement, will constitute the valid and legally binding obligation of the Cash Collateral Depositor enforceable against the Branch in accordance with its terms subject, as to enforcement, to (A) bankruptcy, insolvency, reorganization, liquidation, readjustment of debt and other laws and equitable principles relating to or affecting the enforcement of creditors' rights generally as they may be applied in the event of the bankruptcy, insolvency, reorganization, liquidation or readjustment of debt of, or the appointment of a receiver with respect to the property of, or a similar event applicable to, the Branch, and (B) the effect of any moratorium or similar occurrence affecting the Branch;

                          iii) each of the Cash Collateral Trust Agreement and the Loan Agreement, including the obligation of the Cash Collateral Depositor, acting through the Branch, to deposit the Initial Cash Collateral Amount in the Cash Collateral Account in accordance with the terms of the Loan Agreement, is enforceable in accordance with its terms against the Cash Collateral Depositor's head office in if the Branch defaults in its obligations thereunder, subject, as to enforcement, to (A) bankruptcy, insolvency, reorganization, liquidation, readjustment of debt and other laws and equitable principles relating to or affecting the enforcement of creditors' rights generally as they may be applied in the event of the bankruptcy, insolvency, reorganization, liquidation or readjustment of debt of, or the appointment of a receiver with respect to the property of, or a similar event applicable to, the Cash Collateral Depositor, and (B) the effect of any moratorium or similar occurrence affecting the Cash Collateral Depositor; and


                         iv) any judgment for a fixed and definite sum of money rendered by the courts of the State of New York or the United States of America located in the State of New York, in respect of any suit, action or other proceeding against the Cash Collateral Depositor for the enforcement of the Cash Collateral Trust Agreement or the Loan Agreement will, upon request, be declared valid and enforceable against the Cash Collateral Depositor by the competent courts of
                    , usually without re-examination of the matters adjudicated upon, if such judgment is not subject to appeal and is enforceable according to the laws of the State of New York or United States Federal law. However, such judgment will not be enforced if its contents are in
         violation of fundamental principles of the                legal system
         (order public) or if it has been rendered in violation of such principles. In addition, enforcement may be refused if the foreign state does not observe reciprocity. According to the approach of courts, reciprocity is affirmed with regard to judgments of United States Federal courts and courts of the State of New York. As a general rule it can be stated that judgments of United States Federal courts and courts of the State of New

         York are enforceable in              , and such counsel knows of no
         reason why such judgments would be a violation of the fundamental
         principles of the               legal system.

                  (r) The Underwriter shall have received an opinion from
                     , special United States counsel for the Cash Collateral Depositor, addressed to the Underwriter, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriter and its counsel, to the effect that:

                           i) the Cash Collateral Depositor is licensed by the Superintendent of Banks of the State of New York to maintain a branch
         for the conduct of a banking business at                              ,


                           ii) no authorization, consent or approval of or by any governmental authority of the United States or the State of New York is necessary for the execution, delivery and performance by the Branch as the Cash Collateral Depositor of the Cash Collateral Trust Agreement and the Loan Agreement, including the obligation of the Cash Collateral Depositor, acting through the Branch, to deposit the Initial Cash Collateral Amount in the Cash Collateral Account in accordance with the terms of the Loan Agreement, except such authorizations, consents and approvals as are in full force and effect;

                           iii) each of the Cash Collateral Trust Agreement and the Loan Agreement has been duly authorized, executed and delivered by the Branch; and

                           iv) each of the Cash Collateral Trust Agreement and the Loan Agreement, including the obligation of the Cash Collateral

         Depositor, acting through the Branch, to deposit the Initial Cash Collateral Account in the Cash Collateral Account in accordance with the terms of the Loan Agreement, constitutes the legal, valid and binding obligation of the Cash Collateral Depositor and the Branch, enforceable against the Cash Collateral Depositor and the Branch in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other similar laws affecting the enforcement of creditors' rights generally, as such laws may be applied in the event of a bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other similar proceedings of or affecting the Cash Collateral Depositor or the Branch, and subject to the application of general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (s) The Underwriter shall have received the favorable opinion of counsel to the Cash Collateral Trustee, addressed to the Underwriter, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriter and its counsel, to the effect that:

                          i) the Cash Collateral Trustee is an association duly organized, validly existing and in good standing as a licensed national banking association under the laws of the United States, and has the power and authority (corporate and other) to enter into, and to take all action required of it under the Cash Collateral Trust Agreement and the Loan Agreement; and

                         ii) the Cash Collateral Trust Agreement and the Loan Agreement have each been duly authorized, executed and delivered by the Cash Collateral Trustee and each constitutes a legal, valid and binding agreement of the Cash Collateral Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the enforcement of rights of creditors against the Cash Collateral Trustee generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (t) The Underwriter shall have received from the Cash Collateral Trustee a certificate dated the Closing Date of an authorized officer of the Cash Collateral Trustee reasonably acceptable to the Underwriter in which such officer shall state that, to the best of such officer's knowledge:

                          i) the execution and delivery of the Cash Collateral Trust Agreement and the Loan Agreement by the Cash Collateral Trust and the performance by the Cash Collateral Trustee of the terms thereof do not conflict with or result in a violation of (A) the charter or by-laws of the Cash Collateral Trustee or (B) any law of the United States

         of America or the State of New York or any regulation governing the banking or trust powers of the Cash Collateral Trustee; and

                         ii) no approval, authorization or other action by, or filing with, any governmental authority of the

         United States of America or the State of New York having jurisdiction over the banking or trust powers of the Cash Collateral Trustee is required in connection with its execution and delivery of the Cash Collateral Trust Agreement and the Loan Agreement or the performance by the Cash Collateral Trustee of the terms of the Cash Collateral Trust Agreement and the Loan Agreement.

                  (u) Advanta will provide or cause to be provided to the Representative such conformed copies of such opinions, certificates, letters and documents being provided pursuant hereto and such further information, certificates and documents as the Underwriter may reasonably request. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder.

                  If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to Advanta at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

                  7. Payment of Expenses. Advanta agrees to pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Underwriter (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel), including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the duplication and delivery to the Underwriter, in such quantities as the Underwriter may reasonably request, of copies of this Agreement, (iii) the preparation, issuance and delivery of the Certificates and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates, (iv) the fees and disbursements of
                                   , counsel for Advanta, 50% of the fees of
                , special counsel for Advanta, and the fees and disbursements
of                   , accountants of Advanta, (v) the qualification of the
Certificates under securities and Blue Sky laws and the determination of the eligibility of the Certificates for investment in accordance with the provisions of Section 5(g), including filing fees and disbursements and the fees of
          , the Underwriter's counsel, in connection therewith and in connection with the preparation of any Blue Sky Survey, (vi) the printing and delivery to the Underwriter, in such quantities as the Underwriter may reasonably request, hereinabove stated, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey, (vii) for the filing fee of the National Association of Securities Dealers, Inc., (viii) the duplication and delivery to the Underwriter in such quantities as the Underwriter may reasonably request, of copies of the Pooling Agreement and the Collateral Trust Agreement, (ix) the fees charged by nationally recognized statistical rating agencies for rating the Certificates, (x) the fees and expenses of the Trustee and its counsel, (xi) the fees and expenses of the Cash Collateral Trustee and its counsel, (xii) the fees and expenses of the Cash Collateral Depositor and its counsel.

                  8. Indemnification. Advanta agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act, as follows:

                  (a) Advanta will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) and will reimburse the Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Advanta will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to Advanta by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

                  (b) The Underwriter will indemnify and hold harmless Advanta against any losses, claims, damages or liabilities to which Advanta may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration

Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Advanta by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by Advanta in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of (i) the following information in the Prospectus furnished on behalf of the Underwriter: [the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriter, the legend concerning overallotments and stabilizing on the inside front cover page and the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting."]

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                  9. Contribution. (a) If the indemnification provided for in
Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) of Section 8 above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in such subsection (a) or (b) (i) in such proportion as is appropriate to reflect the relative benefits received by Advanta on the one hand and the Underwriter on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Advanta on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by Advanta on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Advanta bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Advanta or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 9. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (b) The obligations of Advanta under this Section 9 shall be in addition to any liability which Advanta may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of Advanta, to each officer of Advanta who has signed the Registration Statement and to each person, if any, who controls Advanta within the meaning of the Act.

                  The Underwriter, with respect to the Certificates, agrees that it will not prepare or distribute to any proposed purchaser of any Certificates any Derived Information (as such term is hereinafter defined), unless it shall have provided to the Servicer a copy of such Derived Information a sufficient time prior to its proposed distribution to permit the Servicer to review and comment upon such Derived Information, and the Underwriter shall have obtained the prior written consent of the Servicer thereto following its review. In addition, the Underwriter agrees to provide the Servicer, no later than the date on which the Prospectus is required to be filed pursuant to Rule 424, with a definitive copy of its Derived Information with respect to such Certificates provided by the Underwriter for filing with the Commission on Form 8-K.

                  The Underwriter agrees, assuming all Companies-Provided Information (as such term is hereinafter defined) provided by Advanta is accurate and complete in all material respects, to indemnify and hold harmless Advanta, each of Advanta's officers and directors and each person who controls Advanta within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by the Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have.

                  For purposes of this Section 9, the term "Derived Information" means such portion, if any, of the information delivered to Advanta for filing with the Commission on Form 8-K as:

                          i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

                          ii) does not constitute Companies-Provided
         Information; and

                          iii) is not information provided by the Cash
         Collateral Depositor or the Cash Collateral Trustee.

"Companies-Provided Information" means any computer tape furnished to the Underwriter by Advanta concerning the Receivables assigned to the Trust.

                  Notwithstanding the provisions of Sections 8 and 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 9, each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the Underwriter and each director of Advanta, each officer of Advanta who signed the Registration Statement, and each person, if any, who controls Advanta within the meaning of the Act or the Exchange Act shall have the same rights to contribution as Advanta.

                  10. Default of Underwriter. If the Underwriter defaults in its obligations to purchase Certificates hereunder on the Closing Date and the aggregate principal amount of Certificates that such defaulting Underwriter has agreed but failed to purchase does not exceed 10% of the total principal amount of Certificates that the Underwriter is obligated to purchase on such Closing Date, the Underwriter may make arrangements satisfactory to Advanta for the purchase of such Certificates by other persons. If the Underwriter so defaults and the aggregate principal amount of Certificates with respect to which such
default occurs exceeds      % of the total principal amount of Certificates
that the Underwriter is obligated to purchase on such Closing Date and arrangements satisfactory to Advanta for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of Advanta, except as provided in
Section 11. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                  11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of Advanta or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, Advanta or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If this Agreement is terminated or if for any reason the purchase of the Certificates by the Underwriter is not consummated, Advanta shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7 and the respective obligations of Advanta and the Underwriter pursuant to Section 8 and 9 shall remain in effect, and if any Certificates have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 and 6 shall also remain in effect. If the purchase of the Certificates by the Underwriter is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 or the occurrence of any event specified in clause (ii), (iv) or (v) of Section 6(n), Advanta will reimburse the Underwriter for all out-of-pocket expenses (including fees and
disbursements of                      , Underwriter's counsel) reasonably
incurred by them in connection with the offering of the Certificates.

                  12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the address set forth on the first page hereof, or sent by facsimile machine which produces an electronic confirmation of receipt to 212/318-0532, attention: Investment Banking Department, Transactions Advisory Group. Notices to Advanta shall be directed to Advanta Receivables Finance Corporation 199 - 500 Office Center Drive, Fort Washington, Pennsylvania 19034, or sent by facsimile machine which produces an electronic
confirmation of receipt to                , attention:                      .

                  13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter and Advanta, and their respective successors. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and such controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  14. GOVERNING LAW AND TIME; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ADVANTA HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but together they shall constitute but one instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and Advanta in accordance with its terms.

                                            Very truly yours,

                                            ADVANTA AUTO FINANCE CORPORATION

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

CONFIRMED AND ACCEPTED, as of
the date first above written:


---------------------------,
  as the Underwriter.

By:
    --------------------------------
    Name:
    Title:

                                   Schedule 1

                                  Underwriting

                                     Class -


                                              Proceeds to
                   Purchase                      Advanta
                    Price     Principal     (includes accrued       Accrued
   Underwriters   Percentage    Amount           interest)          Interest
   ------------   ----------  ---------  ---------------------   --------------

                           %          $                      $